UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2006

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On June 14, 2006, Depomed, Inc. (the “Company”) entered into the offer letter attached hereto as Exhibit 10.1 (the “Offer Letter”) with Matthew Gosling pursuant to which Mr. Gosling accepted the position of Vice President, Legal and General Counsel.  The Offer Letter provides that Mr. Gosling will receive an annual salary of $290,000.  In addition, as set forth in the Offer Letter, on June 26, 2006, the date Mr. Gosling’s employment with the Company commenced, Mr. Gosling received options under the Company’s 2004 Equity Incentive Plan (the “2004 Plan”) to acquire 75,000 shares of the Company’s common stock at an exercise price equal to $6.17.  The options vest over four years, subject to the terms and conditions of the 2004 Plan.

The offer letter is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

10.1	Offer Letter between Depomed, Inc. and Matthew Gosling.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: June 30, 2006	By:	/s/ John F. Hamilton
John F. Hamilton
Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
10.1	Offer Letter between Depomed, Inc. and Matthew Gosling.